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                                                                  EXHIBIT 10.19

                          AMERICAN GENERAL CORPORATION
                PERFORMANCE - BASED PLAN FOR EXECUTIVE OFFICERS

                 Amended and Restated Effective January 1, 1995


                              SECTION 1 - PURPOSE

         1.1 The AMERICAN GENERAL CORPORATION PERFORMANCE - BASED PLAN FOR EXECUTIVE OFFICERS (the "Plan") is designed to attract and retain the services of key executives who are in a position to make a material contribution to the successful operation of the business of American General Corporation and its subsidiaries. The Plan shall become effective as of January 1, 1994, subject to approval by shareholders in the manner required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                            SECTION 2 - DEFINITIONS

         2.1 For purposes of the Plan, the following terms shall have the following meanings:

                 (a) "AVERAGE SHAREHOLDERS' EQUITY" means, for any Plan Year, the sum of the consolidated shareholders' equity of the Corporation at the beginning of the Plan Year and for each quarter-end (i.e., March 31, June 30, September 30, and December 31) of that Plan Year, as reported in the Corporation's quarterly financial supplements and/or the annual report to shareholders for each applicable period, divided by five.

                 (b) "AVERAGE SHAREHOLDERS' EQUITY FOR THE THREE-YEAR PERIOD" means the sum of the Average Shareholders' Equity for the current Plan Year and the prior two Plan Years as reported in the Corporation's annual report to shareholders for such years, divided by three.

                 (c) "AWARD" means an amount granted pursuant to Section 4 of the Plan.

                 (d) "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

                 (e) "COMMON STOCK" means the common stock ($.50 par value) of the Corporation.

                 (f)      "CORPORATION" means American General Corporation.

                 (g) "INCENTIVE POOL" means a pool of funds created pursuant to Section 3 of the Plan.
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                 (h)      "OPERATING EARNINGS" means, for any Plan Year, the
         consolidated operating earnings of the Corporation, which exclude net realized investment gains, non-recurring items, and the cumulative effect of accounting changes under generally accepted accounting principles.

                 (i) "PARTICIPANT" means an officer of the Corporation or one of its subsidiaries who is, during the Plan Year, among the 15 highest salaried employees of the Corporation and its subsidiaries and who has been designated by the Committee as eligible to receive an Award under the Plan for the Plan Year.

                 (j) "PERSONNEL COMMITTEE" or "COMMITTEE" means the Personnel Committee of the Board of Directors.

                 (k)      "PLAN YEAR" means the calendar year.

                  SECTION 3 - DETERMINATION OF INCENTIVE POOL

         3.1 On or prior to the ninetieth day following January 1 of each Plan Year, the Committee shall prescribe an objective formula pursuant to which a pool of funds (an "INCENTIVE POOL") shall be created for such Plan Year conditioned upon (1) Operating Earnings for such Plan Year exceeding 7% of Average Shareholders' Equity for the Three-Year Period ending on the last day of such Plan Year, and (2) a cash dividend having been declared on the outstanding Common Stock during such Plan Year.

         3.2 The Incentive Pool for a Plan Year shall be equal to the sum of (1) 3% of that portion of Operating Earnings for such Plan Year that exceeds a base percentage return to shareholders, established by the Committee, on Average Shareholders' Equity for the Three-Year Period ending on the last day of such Plan Year, plus (2) an amount, not to exceed $2,000,000, consisting of the excess of the cumulative Incentive Pools for all prior Plan Years over the actual Awards paid under the Plan for such Plan Years.

                          SECTION 4 - GRANT OF AWARDS

         4.1 Coincident with the establishment of the formula under which the Incentive Pool shall be determined for a Plan Year, the Committee shall award shares of the Incentive Pool ("AWARDS") for that Plan Year to individuals whom the Committee designates as Participants for the Plan Year. The maximum Award which can be made to a Participant under the Plan for a Plan Year shall not exceed .005 times Operating Earnings for such Plan Year. The Committee shall grant Awards under the Plan based upon a review of the contribution and performance of the Participants as well as the Corporation's performance in relation to its competitors and as influenced by external factors.

         4.2 Notwithstanding the provisions of Section 4.1, the Committee may, in its sole discretion, reduce the amount otherwise payable to a Participant at any time prior to the payment of the Award to the Participant.





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                 SECTION 5 - ELIGIBILITY FOR PAYMENT OF AWARDS

         5.1 Subject to Section 4.2, a Participant who has been awarded a share of the Incentive Pool shall receive payment of an Award if the Participant remains employed by the Corporation or its subsidiaries through the end of the applicable Plan Year; provided, however, that no Participant shall be entitled to payment of an Award hereunder until the Committee certifies (by written minutes) that the performance goals and any other material terms of the Plan have in fact been satisfied. If a Participant terminates employment prior to the end of a Plan Year, no payments attributable to his Award for such Plan Year shall be made pursuant to the Plan.

                SECTION 6 - FORM AND TIMING OF PAYMENT OF AWARDS

         6.1 Awards will be paid out in cash in one lump sum payment during the first quarter of the calendar year following the Plan Year to which the Award relates.

                           SECTION 7 - ADMINISTRATION

         7.1     The Plan shall be administered by the Personnel Committee.

         7.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to determine the amounts that shall be available for Awards each Plan Year and to establish the guidelines under which the Awards payable to each Participant shall be determined.

         7.3 The Committee's interpretation of the Plan, grant of any Award pursuant to the Plan, and all actions taken within the scope of its authority under the Plan, shall be final and binding on all Participants (or former Participants) and their executors.

         7.4 The Committee shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

                     SECTION 8 - AMENDMENT AND TERMINATION

         8.1 The Board of Directors may amend any provision of the Plan at any time; provided that no amendment which requires shareholder approval in order for Awards paid under the Plan to be deductible under the Code may be made without the approval of the shareholders of the Corporation. The Board of Directors shall also have the right to terminate the Plan at any time.

                           SECTION 9 - MISCELLANEOUS

         9.1 The fact that an employee has been designated a Participant shall not confer on the Participant any right to be retained in the employ of the Corporation or its subsidiaries, or to be designated a Participant in any subsequent Plan Year.





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         9.2     No award under this Plan shall be taken into account in
determining a Participant's compensation for the purpose of any employee benefit plan of the Corporation or its subsidiaries unless so provided in such benefit plan.

         9.3 This Plan shall not be deemed the exclusive method of providing incentive compensation for an employee of the Corporation or its subsidiaries, nor shall it preclude the Committee or the Board of Directors from authorizing or approving other forms of incentive compensation.

         9.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation and its subsidiaries.

         9.5 The Corporation or its subsidiary making a payment under this Plan shall withhold therefrom such amounts as may be required by federal, state or local law, and the amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.

         9.6 The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Texas to the extent not superseded by federal law.

         9.7 In the event of the death of a Participant, any payment due under this Plan shall be made to the Participant's estate.

         9.8 No right or interest of any Participant in the Plan shall be assigned or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

         IN WITNESS WHEREOF, AMERICAN GENERAL CORPORATION has executed this Amended and Restated Plan this ______ day of ______________, 1995.


ATTEST:                                    AMERICAN GENERAL CORPORATION



By:___________________________    By:_________________________________


Title:__________________________  Title:_______________________________





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